EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Second-Quarter 2022 Financial Results

BEDFORD, Mass., August 5, 2022 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the second quarter ended July 2, 2022. Additionally, in a separate release, iRobot announced it has entered into a definitive agreement to be acquired by Amazon.com, Inc. (NASDAQ: AMZN). Under the terms of the agreement, Amazon will acquire all the outstanding shares of iRobot common stock for $61.00 per share in cash for a transaction value of approximately $1.7 billion, including iRobot’s net debt.

Financial Performance Highlights
•Revenue for the second quarter of 2022 was $255.4 million, compared with $365.6 million in the second quarter of 2021. Revenue for the first half of 2022 was $547.3 million versus $668.9 million in the first half of 2021.
◦The company’s second-quarter 2022 revenue performance was primarily impacted by unanticipated order reductions, delays and cancellations from retailers in North America and EMEA, and, to a much lesser extent, lower-than-anticipated direct-to-consumer (DTC) sales and the impact of changes in foreign exchange rates. Geographically, second-quarter 2022 revenue declined 39% in EMEA, 29% in the U.S. and 18% in Japan over the prior period last year.
◦Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 83% of total robot sales in the second quarter of 2022 versus 82% in the same quarter one year ago.
◦Aeris air purifier revenue was approximately $3 million in the second quarter of 2022.
◦We estimate that iRobot’s second-quarter 2022 revenue to support e-commerce, which spans the company’s own website and app, dedicated e-commerce websites and the online arms of traditional retailers, declined by 35% from the second quarter of 2021 and represented 62% of second-quarter 2022 revenue. iRobot’s direct-to-consumer (DTC) revenue of $40 million declined 12% from the prior year’s second quarter.
•The company’s second-quarter 2022 GAAP operating loss was $63.9 million, compared with a GAAP operating loss of $3.0 million in the second quarter of 2021. iRobot’s second-quarter 2022 non-GAAP operating loss was $53.3 million, compared with non-GAAP operating income of $9.0 million in the same period one year ago. The company’s GAAP operating loss for the first six months of 2022 was $87.2 million, compared with GAAP operating income of $3.3 million in the first half of 2021. iRobot’s first-half 2022 non-GAAP operating loss was $71.8 million versus non-GAAP operating income of $23.9 million in the same period one year ago. The company’s operating loss reflects the impact of lower-than-expected revenue, partially offset by the benefits of certain cost management activities.
•iRobot’s GAAP net loss per share was $1.60 for the second quarter of 2022, compared with GAAP net loss per share of $0.10 in the second quarter of 2021. Non-GAAP net loss per share was $0.35 for the second quarter of 2022 versus non-GAAP net income per share of $0.27 in the second quarter of 2021. First-half 2022 GAAP net loss per share was $2.72, compared with GAAP net income per share of $0.16 in the first half of 2021. First-half 2022 non-GAAP net loss per share was $1.01, compared with non-GAAP net income per share of $0.68 in the same period of 2021.
•As of July 2, 2022, the company’s cash, cash equivalents and short-term investments were $63.4 million, compared with $113.5 million as of April 2, 2022, and $234.5 million at the end of 2021. During the quarter, the company drew down $35 million from its unsecured revolving line of credit of $150 million.
•The company’s inventory balance was $397.0 million, or 210 days, as of July 2, 2022, versus $276.5 million, or 112 days, at the end of the second quarter one year ago. The inventory increase reflects increased on-hand inventory levels entering the quarter, higher in-transit inventory levels and the impact of lower-than-expected orders during the quarter. iRobot plans to use its on-hand inventory to help fulfill anticipated orders over the coming quarters.

Cost-Reduction Actions
•To better align its cost structure with near-term revenue, iRobot is in the process of initiating a restructuring of its operations, which is expected to deliver net savings in the range of approximately $5 million to $10 million in 2022 and approximately $30 million to $40 million in 2023. As part of the restructuring, the company is accelerating actions to shift certain non-core engineering functions to lower-cost regions and increasingly leverage its joint design manufacturing (JDM) partners; better balancing global and regional commercial and marketing resources to support go-to-market plans while driving efficiencies and achieving economies of scale; realigning other operational areas to best support current needs of the business; and reducing its global facilities footprint. The actions are expected to result in a net reduction of approximately 140 employees, which represents 10% of the company’s workforce as of July 2, 2022.
◦In conjunction with the workforce reduction, iRobot expects to record restructuring charges totaling between $5 million and $6 million over the next two quarters with the majority of the restructuring charges anticipated in the third quarter of 2022. iRobot plans to complete activities in support of the rationalization of its global facilities during the third quarter of 2022 and expects to record additional restructuring charges in conjunction with this action.
•These actions help support the company’s near-term priorities to drive innovation by executing on its product roadmaps, optimize inventory levels across all major channels, expand DTC sales and position the business for profitable growth in 2023. They also augment other cost-reduction actions that include recalibrating near-term promotional and advertising plans, carefully managing hiring activities, adjusting short-term incentive compensation to align with projected performance and reducing other discretionary spending.

Second-Quarter and Recent Business Highlights
•For the 8th consecutive year, Roomba® was a featured product in Amazon’s Prime Day event, which was held on July 12-13, 2022.
•The company’s community of engaged, connected customers who have opted-in to its digital communications grew to 15.7 million, an increase of 35% from the second quarter of 2021.
•In May 2022, the company introduced iRobot OS, an evolution of the company's Genius Home Intelligence platform that delivers a new level of customer experience for a cleaner, healthier and smarter home.
•iRobot’s j7+ continues to generate favorable reviews and awards with recent accolades in the U.S. from ZDNet and Android Headlines, in the UK from Good Housekeeping, and in Japan from Lee and ASCII.

In light of the transaction with Amazon.com, Inc. announced separately today, iRobot will not hold its second-quarter 2022 financial results conference call, which was originally scheduled for August 10 at 8:30 am ET. In addition, iRobot has withdrawn its prior 2022 financial expectations issued in early May 2022, as well as its long-term financial targets provided in December 2021. Given the ongoing disruptions and uncertainty that could impact the company's outlook, iRobot is suspending its practice of providing financial guidance.

About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold millions of robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Important Information and Where to Find It
In connection with the proposed transaction between iRobot Corporation (the “Company”) and Amazon.com, Inc. (“Amazon”), the Company will file with the Securities and Exchange Commission (“SEC”) a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investor.irobot.com or by contacting the Company’s investor relations department at the following:
Andrew Kramer
akramer@irobot.com
(781) 430-3003

Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 11, 2022, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Amazon, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the Company’s expectations regarding financial performance; anticipated orders; reductions in inventory; the restructuring of operations and the financial impacts thereof; management’s plans to recalibrate near-term promotional and advertising plans; and the profitability and growth of our business in 2023; the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of the Company’s stockholders; (iii) potential delays in consummating the proposed transaction; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the impact of the COVID-19 pandemic and the current conflict between the Russian Federation and Ukraine on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, (xviv) current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; (xx) the financial strength of our customers and retailers; (xxi) the impact of tariffs on goods imported into the United States; and (xxii) competition, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$255,351	$365,596	$547,320	$668,857
Cost of revenue:
Cost of product revenue	173,531	226,395	357,164	406,487
Amortization of acquired intangible assets	875	225	1,696	450
Total cost of revenue	174,406	226,620	358,860	406,937
Gross profit	80,945	138,976	188,460	261,920
Operating expenses:
Research and development	41,937	38,677	84,466	80,597
Selling and marketing	76,017	76,677	137,082	127,668
General and administrative	26,380	26,459	53,078	49,899
Amortization of acquired intangible assets	525	205	1,035	409
Total operating expenses	144,859	142,018	275,661	258,573
Operating (loss) income	(63,914)	(3,042)	(87,201)	3,347
Other expense, net	(2,182)	(286)	(18,928)	(446)
(Loss) income before income taxes	(66,096)	(3,328)	(106,129)	2,901
Income tax benefit	(22,675)	(570)	(32,302)	(1,784)
Net (loss) income	$(43,421)	$(2,758)	$(73,827)	$4,685

Net (loss) income per share:
Basic	$(1.60)	$(0.10)	$(2.72)	$0.17
Diluted	$(1.60)	$(0.10)	$(2.72)	$0.16

Number of shares used in per share calculations:
Basic	27,161	28,100	27,106	28,178
Diluted	27,161	28,100	27,106	28,908

Stock-based compensation included in above figures:
Cost of revenue	$585	$283	$1,026	$646
Research and development	2,178	2,386	4,860	4,534
Selling and marketing	1,692	1,128	3,142	2,087
General and administrative	3,568	3,543	6,203	6,855
Total	$8,023	$7,340	$15,231	$14,122

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	July 2, 2022	January 1, 2022
Assets
Cash and cash equivalents	$63,409	$201,457
Short term investments	—	33,044
Accounts receivable, net	87,766	160,642
Inventory	397,012	333,296
Other current assets	111,654	61,094
Total current assets	659,841	789,533
Property and equipment, net	69,294	78,887
Operating lease right-of-use assets	29,875	37,609
Deferred tax assets	62,698	37,945
Goodwill	164,869	173,292
Intangible assets, net	24,072	28,410
Other assets	59,312	38,753
Total assets	$1,069,961	$1,184,429

Liabilities and stockholders' equity
Accounts payable	$192,388	$251,298
Accrued expenses	91,084	132,618
Deferred revenue and customer advances	13,645	11,767
Short-term notes payable	35,000	—
Total current liabilities	332,117	395,683
Operating lease liabilities	35,066	43,462
Deferred tax liabilities	2,904	3,250
Other long-term liabilities	23,098	25,311
Total long-term liabilities	61,068	72,023
Total liabilities	393,185	467,706
Stockholders' equity	676,776	716,723
Total liabilities and stockholders' equity	$1,069,961	$1,184,429

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the six months ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net (loss) income	$(73,827)	$4,685
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	19,715	15,635
Loss on equity investment	18,814	—
Stock-based compensation	15,231	14,122
Deferred income taxes, net	(35,467)	210
Other	2,844	3,286
Changes in operating assets and liabilities — (use) source
Accounts receivable	70,372	94,477
Inventory	(70,400)	(94,918)
Other assets	(31,657)	(7,554)
Accounts payable	(58,520)	2,071
Accrued expenses and other liabilities	(43,617)	(30,215)
Net cash (used in) provided by operating activities	(186,512)	1,799

Cash flows from investing activities:
Additions of property and equipment	(4,894)	(21,924)
Purchase of investments	(3,090)	(9,606)
Sales and maturities of investments	17,383	63,644
Net cash provided by investing activities	9,399	32,114

Cash flows from financing activities:
Proceeds from employee stock plans	3,088	5,131
Income tax withholding payment associated with restricted stock vesting	(1,601)	(4,799)
Stock repurchases	—	(50,000)
Proceeds from borrowings	35,000	—
Net cash provided by (used in) financing activities	36,487	(49,668)

Effect of exchange rate changes on cash and cash equivalents	2,578	(1,039)
Net decrease in cash and cash equivalents	(138,048)	(16,794)
Cash and cash equivalents, at beginning of period	201,457	432,635
Cash and cash equivalents, at end of period	$63,409	$415,841

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue by Geography: *
Domestic	$139,377	$196,824	$292,551	$311,596
International	115,974	168,772	254,769	357,261
Total	$255,351	$365,596	$547,320	$668,857

Robot Units Shipped *
Vacuum	766	1,146	1,631	2,117
Mopping	99	168	208	285
Total	865	1,314	1,839	2,402

Revenue by Product Category **
Vacuum***	$225	$323	$484	$593
Mopping and other****	30	43	63	76
Total	$255	$366	$547	$669

Average gross selling prices for robot units	$331	$325	$332	$322

Headcount	1,438	1,321

* in thousands
** in millions
*** Includes Roomba robot vacuum-related accessory revenue
**** Includes Braava robot mop-related accessory revenue and air purifier, handheld vacuum and Root

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures

In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.

Tariff Refunds: iRobot’s Section 301 List 3 Tariff Exclusion was reinstated in March 2022, which temporarily eliminates tariffs on our products imported from China until December 31, 2022 and entitles us to a refund of all related tariffs previously paid since October 12, 2021. We exclude the refunds for tariffs paid in 2021 from our 2022 first-quarter non-GAAP measures because those tariff refunds associated with tariff costs incurred in the past have no impact to our current period earnings.

IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.

Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance costs, certain professional fees, costs associated with consolidation of warehouses, and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude this item from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items, including impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP Revenue	$255,351	$365,596	$547,320	$668,857

GAAP Gross Profit	$80,945	$138,976	$188,460	$261,920
Amortization of acquired intangible assets	875	225	1,696	450
Stock-based compensation	585	283	1,026	646
Tariff refunds	—	—	(11,727)	—
Restructuring and other	483	—	4,021	—
Non-GAAP Gross Profit	$82,888	$139,484	$183,476	$263,016
Non-GAAP Gross Margin	32.5%	38.2%	33.5%	39.3%

GAAP Operating Expenses	$144,859	$142,018	$275,661	$258,573
Amortization of acquired intangible assets	(525)	(205)	(1,035)	(409)
Stock-based compensation	(7,438)	(7,057)	(14,205)	(13,476)
Net merger, acquisition and divestiture expense	(171)	(640)	(280)	(640)
IP litigation expense, net	(435)	(3,583)	(3,922)	(4,724)
Restructuring and other	(102)	—	(927)	(213)
Non-GAAP Operating Expenses	$136,188	$130,533	$255,292	$239,111
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue	53.3%	35.7%	46.6%	35.7%

GAAP Operating (Loss) Income	$(63,914)	$(3,042)	$(87,201)	$3,347
Amortization of acquired intangible assets	1,400	430	2,731	859
Stock-based compensation	8,023	7,340	15,231	14,122
Tariff refunds	—	—	(11,727)	—
Net merger, acquisition and divestiture expense	171	640	280	640
IP litigation expense, net	435	3,583	3,922	4,724
Restructuring and other	585	—	4,948	213
Non-GAAP Operating (Loss) Income	$(53,300)	$8,951	$(71,816)	$23,905
Non-GAAP Operating Margin	-20.9%	2.4%	-13.1%	3.6%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP Income Tax Benefit	$(22,675)	$(570)	$(32,302)	$(1,784)
Tax effect of non-GAAP adjustments	(21,255)	1,512	(11,365)	2,910
Other tax adjustments	(95)	120	(800)	2,773
Non-GAAP Income Tax (Benefit) Expense	$(44,025)	$1,062	$(44,467)	$3,899

GAAP Net (Loss) Income	$(43,421)	$(2,758)	$(73,827)	$4,685
Amortization of acquired intangible assets	1,400	430	2,731	859
Stock-based compensation	8,023	7,340	15,231	14,122
Tariff refunds	—	—	(11,727)	—
Net merger, acquisition and divestiture expense	171	640	280	640
IP litigation expense, net	435	3,583	3,922	4,724
Restructuring and other	585	—	4,948	213
Loss on strategic investments	1,979	250	18,814	212
Income tax effect	21,350	(1,632)	12,165	(5,683)
Non-GAAP Net (Loss) Income	$(9,478)	$7,853	$(27,463)	$19,772

GAAP Net (Loss) Income Per Diluted Share	$(1.60)	$(0.10)	$(2.72)	$0.16
Amortization of acquired intangible assets	0.05	0.01	0.10	0.03
Stock-based compensation	0.30	0.26	0.56	0.49
Tariff refunds	—	—	(0.43)	—
Net merger, acquisition and divestiture expense	0.01	0.02	0.01	0.02
IP litigation expense, net	0.01	0.13	0.15	0.16
Restructuring and other	0.02	—	0.18	0.01
Loss on strategic investments	0.07	0.01	0.69	0.01
Income tax effect	0.79	(0.06)	0.45	(0.20)
Non-GAAP Net (Loss) Income Per Diluted Share	$(0.35)	$0.27	$(1.01)	$0.68

Number of shares used in diluted per share calculation	27,161	28,700	27,106	28,908

Supplemental Information
Days sales outstanding	31	19
GAAP Days in inventory	208	111
Non-GAAP Days in inventory	210	112

iRobot Corporation
Supplemental Data - Impact of Section 301 Tariffs
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Section 301 Tariff Costs	$525	$11,622	$1,523	$15,005
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(0.2)%	(3.2)%	(0.3)%	(2.2)%
Tax effected impact of Section 301 tariff costs to net income per diluted share (GAAP)	$(0.01)	$(0.36)	$(0.04)	$(0.34)
Tax effected impact of Section 301 tariff costs to net income per diluted share (non-GAAP)	$0.00	$(0.36)	$(0.02)	$(0.43)

Certain numbers may not total due to rounding